UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2009

NuStar GP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation		Identification No.)

2330 North Loop 1604 West
San Antonio, Texas	78248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On Wednesday, June 24, 2009, senior management of NuStar GP Holdings, LLC (the “Company”) will make a presentation to investors in Philadelphia, Pennsylvania at 8:10 a.m. (Eastern Time) regarding the basics of refining, asphalt and crude oil, as well as an overview of NuStar Energy L.P.’s asphalt refineries (the “Presentation”). The Presentation and slides attached to this report were prepared in connection with an investor tour of the NuStar Energy L.P.’s asphalt refinery in Paulsboro, New Jersey. The slides are included in Exhibit 99.1 to this report and are incorporated herein by reference. The slides will be available on the Company’s website at www.nustargp.com. Additionally, a live audio webcast and replays of the Company’s Presentation will be available beginning at approximately 8:10 a.m. (Eastern Time) on June 24, 2009 on the “Investors” section of its website at www.nustargp.com.

The information in this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Items 7.01 and 9.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Safe Harbor Statement

Statements contained in the exhibit to this report state the Company’s or its management’s expectations or predictions of the future and are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Slides from presentation to be used on June 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar GP Holdings, LLC

Date: June 24, 2009	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Corporate Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Slides from presentation to be used on June 24, 2009.